                                                                 JURISDICTION OF
                            NAME                                   ORGANIZATION
                            ----                               --------------------
Thermadyne Welding Products Canada, Ltd. ...................                 Canada
Thermal Arc, Inc. ..........................................               Delaware
Thermal Arc Phils. Inc. ....................................            Philippines
Thermal Dynamics Corp. .....................................               Delaware
Tweco Products, Inc. .......................................               Delaware
Victor Coyne International, Inc. ...........................               Delaware
Victor Equipment Company....................................               Delaware
Wichita Warehouse Corporation...............................                 Kansas
Woodland Cryogenics Company.................................               Delaware